UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

October 4, 2022

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023	94-1620407
(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Blvd., Suite 100

Brisbane, CA 94005

(Address of Principal Executive Offices and zip code)

(800) 304-9888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events.

On September 28, 2022 at 11:00 a.m. Pacific time, the Registrant convened a special meeting of its stockholders. At that time, there were not present (represented in person or by proxy) a sufficient number of shares of the Registrant’s common stock to constitute a quorum (i.e. a majority of the outstanding shares of the Registrant’s common stock entitled to vote as of the record date). Accordingly, the Registrant adjourned the special meeting to October 10, 2022 at 11 a.m. Pacific time. The adjournment provides the Registrant with additional time to solicit the necessary proxies from its stockholders to achieve a quorum at the special meeting.

The close of business on August 8, 2022 will remain the record date for determination of the Registrant’s stockholders entitled to vote at the special meeting. Stockholders who have already voted do not need to recast their votes unless they wish to change their votes. Proxies previously submitted will be voted at the reconvened special meeting unless properly revoked. Stockholders who have not already voted or wish to change their vote are encouraged to do so promptly using the instructions provided in their voting instruction form or proxy card.

No changes have been made to the proposal to be voted on by stockholders at the special meeting, the proposal to ratify the inclusion of discretionary votes by brokers and other nominees holding shares for beneficial owners in the approval of the proposal submitted at the Registrant’s 2022 Annual Meeting to reduce the Registrant’s authorized shares of common stock from 750 million shares to 250 million shares.

The Registrant urges all stockholders to vote their shares immediately to ensure their votes count in time for the reconvened special meeting on October 10, 2022.

On October 4, 2022, the Registrant issued a press release announcing the adjournment of the special meeting. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release issued October 4, 2022 entitled “GT Biopharma Announces Adjournment of Special Shareholders Meeting Due to Lack of Quorum”.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: October 4, 2022	By:	/s/ Manu Ohri
Manu Ohri
Chief Financial Officer

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